Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

ICF to Name Barry Broadus Chief Financial Officer

FAIRFAX, Va., January 24, 2022 – ICF (NASDAQ:ICFI), a global consulting and digital services provider, today announced that it plans to name Barry Broadus chief financial officer (CFO) effective February 28, 2022. Broadus will replace Bettina Garcia Welsh, who will be leaving ICF to pursue new opportunities. Welsh has agreed to stay on at ICF as an advisor through early April 2022 to ensure a seamless transition.

“We appreciate the valuable contributions Bettina has made during her tenure at ICF. She has built a strong financial team and under her leadership we have made significant progress in strengthening our financial capabilities, systems and processes to support ICF’s continued growth. We wish her the best in her new endeavors,” said John Wasson, chairman and chief executive officer.

Broadus is a seasoned financial executive with more than 30 years of financial management experience and proven expertise in strategic planning, financial reporting, M&A, and accounting and regulatory compliance for domestic and international businesses. Most recently he was the CFO of Dovel Technologies a provider of technology solutions to federal government agencies with a focus in the health, human services and public safety markets that was acquired in October 2021. Previously Broadus served as CFO of SRI International, Constellis, and Alion Science and Technology.

“Barry brings a wealth of valuable experience to ICF,” said Wasson. “He has built an excellent reputation as a financial leader at fast-growing professional services firms that provide consulting and complex technology solutions to a large roster of federal government agency clients. With his in-depth knowledge of our markets and successful track record, Barry will make an excellent addition to our leadership team.”

“I look forward to joining a company that not only has experienced strong expansion, but also has the potential for significant growth for many years to come,” said Broadus. “This is an excellent opportunity to leverage my financial experience to contribute to the positive impact ICF has on its clients and markets and support continued value creation for the company.”

Broadus received a B.S. in commerce and business administration with a major in accounting from the University of Alabama.

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Company Contact: Lauren Dyke, lauren.dyke@ICF.com, +1.571.373.5577

Investor Contact: Lynn Morgen, lynn.morgen@advisiry.com

About ICF

ICF is a global consulting services company with approximately 8,000 full- and part-time employees, but we are not your typical consultants. At ICF, business analysts and policy specialists work together with digital strategists, data scientists and creatives. We combine unmatched industry expertise with cutting-edge engagement capabilities to help organizations solve their most complex challenges. Since 1969, public and private sector clients have worked with ICF to navigate change and shape the future. Learn more at icf.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; our ability to acquire and successfully integrate businesses; and the effects of the novel coronavirus disease (COVID-19) and related federal, state and local government actions and reactions on the health of our staff and that of our clients, the continuity of our and our clients’ operations, our results of operations and our outlook. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements that are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.